Exhibit 32.1

CERTIFICATION

In connection with this Annual Report of Solar Acquisition Corp., on Form 10-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Klamka, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Such Annual Report on form 10-K for the year ending December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report on Form 10-K for the year ending December 31, 2008 fairly presents, in all material respects, the financial condition and result of operations of Solar Acquisition Corp.

Dated:March 31, 2009	By:	/s/ Peter Klamka
Peter Klamka
Chairman, President and Chief Executive Office (Principal Executive Officer and Principal Financial Officer)